                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                           ICN Pharmaceuticals, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                           ICN Pharmaceuticals, Inc.
--------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

          ----------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------
     (3)  Filing Party:

          ----------------------------------------------------------------------
     (4)  Date Filed:

          ----------------------------------------------------------------------

                           ICN PHARMACEUTICALS, INC.

                                                                October 17, 1995
To the Stockholders of
ICN Pharmaceuticals, Inc.:

Dear Stockholder:

     You are cordially invited to attend the 1995 Annual Meeting of Stockholders of ICN Pharmaceuticals, Inc., which will be held on November 10, 1995, at 10:00 a.m. local time at the corporate headquarters of the Company, 3300 Hyland Avenue, Costa Mesa, California. Official Notice of the Meeting, a Proxy Statement and a form of proxy accompany this letter.

     The Company's Annual Report to Stockholders, including audited financial statements, accompanies this Proxy Statement.

     Please mark, date, sign and return the proxy in the enclosed envelope so that your shares may be represented. This will not prevent you from voting in person should you so desire, but will help secure a quorum necessary for the transaction of business.

                                          By Order of the Board of Directors,

                                          LOGO
                                          MILAN PANIC
                                          Chairman of the Board

                           ICN PHARMACEUTICALS, INC.
                               3300 HYLAND AVENUE
                          COSTA MESA, CALIFORNIA 92626

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               NOVEMBER 10, 1995
                            ------------------------

To the Stockholders of
ICN Pharmaceuticals, Inc.:

     NOTICE IS HEREBY GIVEN that the 1995 Annual Meeting of Stockholders of ICN Pharmaceuticals, Inc., a Delaware corporation (the "Company"), will be held at the corporate headquarters of the Company, 3300 Hyland Avenue, Costa Mesa, California, on November 10, 1995, at 10:00 a.m., local time, for the purpose of considering and acting upon the following:

     1. The election of five directors, to hold office until the 1998 Annual Meeting of Stockholders and thereafter until their successors are elected and qualified.

     2. The transaction of such other business as may properly come before the meeting or any postponements or adjournments thereof.

     Only stockholders of record at the close of business on October 17, 1995, will be entitled to notice of and to vote at the meeting and any postponements or adjournments thereof.

                                          By Order of the Board of Directors,

                                          LOGO
                                          MILAN PANIC
                                          Chairman of the Board

                                          LOGO
                                          DAVID C. WATT
                                          Secretary
Dated: October 17, 1995

PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                           ICN PHARMACEUTICALS, INC.
                               3300 HYLAND AVENUE
                          COSTA MESA, CALIFORNIA 92626

                            ------------------------

                                PROXY STATEMENT
                  ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
                               NOVEMBER 10, 1995
                            ------------------------

     This Proxy Statement is being mailed on or about October 17, 1995, to stockholders of ICN Pharmaceuticals, Inc. (the "Company" or "ICN") in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders to be held on November 10, 1995, or any postponements or adjournments thereof (the "Annual Meeting"), for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders.

     When a proxy in the form enclosed with this Proxy Statement is returned properly executed, the shares represented thereby will be voted at the Annual Meeting in accordance with the directions indicated thereon or, if no direction is indicated, the shares will be voted in accordance with the recommendations of the Board of Directors. A stockholder who executes and returns the enclosed proxy may revoke it at any time prior to its exercise by giving written notice of such revocation to the Chairman of the Board of the Company, at the address of the Company, or by revoking it in person at the Annual Meeting. Attendance at the Annual Meeting by a stockholder who has executed and returned the enclosed proxy does not alone revoke the proxy.

     The costs of preparing and mailing this Notice and Proxy Statement and the enclosed form of proxy will be paid by the Company. In addition to soliciting proxies by mail, officers and regular employees of the Company may, at the Company's expense, solicit proxies in person and by telephone or telegraph. The Company has retained Georgeson & Company Inc. to assist in the solicitation of proxies. The Company will pay fees estimated at $14,000, plus reasonable out-of-pocket expenses incurred by them. The Company will pay brokers, nominees, fiduciaries and other custodians their reasonable fees and expenses for forwarding solicitation material to principals and for obtaining their instructions.

                               VOTING SECURITIES

     As of the close of business on October 12, 1995, there were 30,762,895 outstanding shares of the Company's common stock, par value $.01 per share (the "Shares"), held of record by approximately 4,491 stockholders, each of which shares is entitled to one vote at the Annual Meeting. The Company has no other class of voting securities outstanding.

                                     MERGER

     On November 1, 1994, the stockholders of ICN Pharmaceuticals, Inc. ("Old ICN"), SPI Pharmaceuticals, Inc. ("SPI"), Viratek, Inc. ("Viratek"), and ICN Biomedicals, Inc. ("Biomedicals") (collectively, the "Predecessor Companies") approved a business combination involving the Predecessor Companies ("the Merger"). On November 10, 1994, SPI, Old ICN and Viratek merged into ICN Merger Corp. (then a wholly owned subsidiary of SPI), and Biomedicals merged into ICN Subsidiary Corp., a wholly-owned subsidiary of ICN Merger Corp. In the Merger, all of the stockholders of the Predecessor Companies (other than Old ICN) received Shares in exchange for the shares of common stock of the predecessor companies at specified exchange rates for each of the Predecessor Companies. In conjunction with the Merger, ICN Merger Corp. was renamed ICN Pharmaceuticals, Inc. For accounting purposes, SPI was the acquiring company and as a result, the Company will report the historical financial data of SPI in its financial results.

                             ELECTION OF DIRECTORS

     The Certificate of Incorporation of the Company provides that the Board of Directors be divided into three classes of directors. Five directors are to be elected at the 1995 Annual Meeting, each to serve until the 1998 Annual Meeting of Stockholders and until his successor is elected and qualified. Unless marked to the contrary, proxies received will be voted for the election of the following nominees: Dale M. Hanson, Weldon B. Jolley, Ph.D., Thomas Lenagh, Roberts A. Smith, Ph.D. and Richard W. Starr, all of whom currently serve as directors of the Company. If for any reason any nominee should not be available for election or be unable to serve as a director, the accompanying proxy will be voted for the election of such other person, if any, as the Board of Directors may designate. The Board of Directors has no reason to believe that any nominee will be unavailable for election or unable to serve.

     The Board of Directors of the Company recommends that the stockholders vote FOR the election of the five nominees for director named in this Proxy Statement.

     When a proxy in the form enclosed with this Proxy Statement is returned properly executed, unless marked to the contrary, such proxy will be voted in favor of the five nominees listed above. If any other matters are properly presented at the Meeting for action, which is not presently contemplated, the proxy holder will vote the proxies (which confer discretionary authority upon such holder to vote on such matters) in accordance with their best judgment.

     The presence, in person or by proxy, of the holders of a majority of the Shares entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Annual Meeting. The affirmative vote of a plurality of the votes cast by the holders of the Shares present, in person or represented by proxy, at the Annual Meeting and entitled to vote their Shares is required to elect directors. Abstentions and broker non-votes in connection with the election of directors shall have no effect on such matter since directors are elected by a plurality of the votes cast at the Annual Meeting.

                 INFORMATION CONCERNING NOMINEES AND DIRECTORS

     The current Board of Directors consists of fifteen members: Messrs. Hanson, Jolley, Lenagh, Smith and Starr are standing for re-election; Messrs. Barker, Bayh, Charles, Jerney and Moses are serving until the 1996 Annual Meeting of Stockholders; and Messrs. Guillemin, Kurz, Manatt, Panic and Smith are serving until the 1997 Annual Meeting of Stockholders. Set forth below with respect to each director is certain personal information, including the present principal occupation and recent business experience, age, year commenced service as a director of the Company (including service as a director of a Predecessor Company) and other corporate directorships (reference to ICN below includes service to Old ICN as applicable).

DIRECTORS NOMINATED FOR ELECTION

                                                             YEAR
                                                           COMMENCED
                                                          SERVING AS
                                                          DIRECTOR OF   OTHER CORPORATE
NAME AND PRINCIPAL OCCUPATION                       AGE   THE COMPANY   DIRECTORSHIPS
--------------------------------------------------  ---   -----------   -------------------------
DALE M. HANSON (c)................................  52      1995
  Mr. Hanson is the Chief Executive Officer of
  American Partner's Capital Group, a provider of
  financial services to institutional investors.
  From 1987 to 1994, Mr. Hanson was Chief
  Executive Officer of the California Public
  Employees Retirement System (Cal PERS). From
  1981 to 1987, Mr. Hanson served as Chief
  Operating Officer of the Wisconsin Retirement
  System.

                                                             YEAR
                                                           COMMENCED
                                                          SERVING AS
                                                          DIRECTOR OF   OTHER CORPORATE
NAME AND PRINCIPAL OCCUPATION                       AGE   THE COMPANY   DIRECTORSHIPS
--------------------------------------------------  ---   -----------   -------------------------
WELDON B. JOLLEY, PH.D. (d).......................  69      1960
  Dr. Jolley is President of Golden Opportunities,
  a private company providing products for senior
  citizens and was President of the Nucleic Acid
  Research Institute, a former division of ICN,
  from 1985 to 1989. Dr. Jolley was a Vice
  President of ICN until 1990. Prior to that, he
  was, for eleven years, Professor of Surgery at
  the Loma Linda University School of Medicine in
  Loma Linda, California and a physiologist at the
  Veterans Hospital in Loma Linda, California.
THOMAS H. LENAGH (b)(c)(f)........................  76      1979        Adams Express Company;
  Mr. Lenagh is an independent financial advisor.                       U.S. Life Corporation;
  He was Chairman of the Board of Greiner                               SCI Systems, Inc.;
  Engineering, Inc. from 1982 to 1985. Mr. Lenagh                       Gintel Funds; Irvine
  served as financial Vice President to the Aspen                       Sensors, Inc.; CML, Inc.;
  Institute from 1978 to 1980, and since then as                        Clemente Global Funds;
  an independent financial consultant. From 1964                        Franklin Quest; V Band
  to 1978, he was Treasurer of the Ford                                 Corp.; Styles On Video
  Foundation.
ROBERTS A. SMITH, PH.D. (d)(e)....................  66      1960        Nucleic Acid Research
  Dr. Smith was President of Viratek and Vice                           Institute; PLC Systems
  President -- Research and Development of SPI
  through 1992. For more than eleven years, Dr.
  Smith was Professor of Chemistry and
  Biochemistry at the University of California at
  Los Angeles.
RICHARD W. STARR (b)..............................  75      1983
  Mr. Starr is the retired Executive Vice
  President and Chief Credit Officer Worldwide of
  First Interstate Bank of California. Mr. Starr
  spent 31 years with First Interstate before
  retiring in 1983 and has over 44 years of
  experience in commercial banking.

DIRECTORS WHOSE TERM EXPIRE IN 1996

                                                             YEAR
                                                           COMMENCED
                                                          SERVING AS
                                                          DIRECTOR OF   OTHER CORPORATE
NAME AND PRINCIPAL OCCUPATION                       AGE   THE COMPANY   DIRECTORSHIPS
--------------------------------------------------  ---   -----------   -------------------------
NORMAN BARKER, JR. (a)(c).........................  72      1988        Pacific American Income
  Mr. Barker is the retired Chairman of the Board                       Shares, Inc.; Southern
  of First Interstate Bank of California and                            California Edison
  Former Vice Chairman of the Board of First                            Company; TCW Convertible
  Interstate Bankcorp. Mr. Barker joined First                          Securities Fund, Inc.
  Interstate Bank of California in 1957 and was
  elected President and Director in 1968, Chief
  Executive Officer in 1971 and Chairman of the
  Board in 1973. He retired as Chairman of the
  Board at the end of 1985.

                                                             YEAR
                                                           COMMENCED
                                                          SERVING AS
                                                          DIRECTOR OF   OTHER CORPORATE
NAME AND PRINCIPAL OCCUPATION                       AGE   THE COMPANY   DIRECTORSHIPS
--------------------------------------------------  ---   -----------   -------------------------
BIRCH E. BAYH, JR., ESQ. (a)......................  67      1992        Acordia, Inc. and Simon
  Mr. Bayh is a partner in the law firm of Bayh,                        Property Group
  Connaughton, Fensterheim & Malone. Mr. Bayh was
  previously a partner of the law firm of Bayh,
  Tabbert & Capehart from April 1981 through June
  1985. From 1963 to 1981, Mr. Bayh served as a
  United States Senator from the State of Indiana.
ALAN F. CHARLES (a)(f)............................  57      1986
  Mr. Charles is currently a business consultant.
  Mr. Charles was Vice Chancellor of University
  Relations at the University of California, Los
  Angeles from 1980 to 1993 and served in various
  administrative capacities at that university
  since 1972.
ADAM JERNEY.......................................  53      1992
  Adam Jerney is Chief Operating Officer of ICN.
  He served as Chairman of the Board and Chief
  Executive Officer of ICN, SPI, Viratek and
  Biomedicals from July 14, 1992 to March 4, 1993
  during Milan Panic's leave of absence. Mr.
  Jerney joined ICN in 1973 as Director of
  Marketing Research in Europe and assumed the
  position of General Manager of ICN Netherlands
  in 1975. In 1981, he was elected Vice
  President -- Operations and in 1987 he became
  President and Chief Operating Officer of ICN.
  Prior to joining ICN, he spend four years with
  F. Hoffman-LaRoche & Company.
STEPHEN D. MOSES (a)(e)(f)........................  60      1988
  Mr. Moses is Chairman of the Board of Stephen
  Moses Interests. He was formerly Chairman of the
  Board of National Investment Development
  Corporation and Brentwood Bank in Los Angeles,
  California and a member of the National Advisory
  Board of the Center for National Policy. Mr.
  Moses serves on the Board of Visitors of Hebrew
  Union College as well as the Board of Trustees
  of Franklin and Marshall College and the UCLA
  Foundation. From 1967 to 1971, Mr. Moses was an
  executive of the Boise Cascade Corporation,
  serving in several capacities, including
  President of Boise Cascade Home and Land
  Corporation. In the early 1970's, Mr. Moses was
  President of Flagg Communications, Inc.

DIRECTORS WHOSE TERM EXPIRE 1997

                                                             YEAR
                                                           COMMENCED
                                                          SERVING AS
                                                          DIRECTOR OF   OTHER CORPORATE
NAME AND PRINCIPAL OCCUPATION                       AGE   THE COMPANY   DIRECTORSHIPS
--------------------------------------------------  ---   -----------   -------------------------
ROGER GUILLEMIN, M.D., PH.D. (d)..................  71      1989        Prizm Pharmaceuticals,
  Dr. Guillemin has been distinguished Scientist                        Inc.
  at the Whittier Institute in La Jolla,
  California since March 1989 and was Resident
  Fellow and Chairman of the Laboratories for
  Neuroendocrinology at the Salk Institute in La
  Jolla, California, and Adjunct Professor of
  Medicine at Medical School of the University of
  California at San Diego. Dr. Guillemin was
  awarded the Nobel Prize in Medicine in 1977 and,
  in the same year, was presented the National
  Medal of Science by the President of the United
  States. He was affiliated with the Department of
  Physiology at Baylor College of Medicine in
  Houston, Texas from 1952 to 1970. Dr. Guillemin
  is a member of the National Academy of Sciences,
  and a Fellow of the American Association for the
  Advancement of Science. Dr. Guillemin has also
  served as President of the American Endocrine
  Society.
JEAN-FRANCOIS KURZ (c)............................  60      1989        Board of Banque Pasche
  Mr. Kurz is currently a financial consultant.                         S.A., Geneva
  Mr. Kurz was a member of the Board of Directors
  and the Executive Committee of the Board of DG
  Bank Switzerland Ltd. from 1990 to 1992. In 1988
  and 1989, Mr. Kurz served as a General Manager
  of TDB Agreement Express Bank of Geneva and from
  1969 to 1988, he was Chief Executive Officer of
  Banque Gutzweiler, Kurz, Bungener in Geneva. Mr.
  Kurz is also Chairman of the Board of Banque
  Pasche S.A., Geneva.
CHARLES T. MANATT (c)(g)..........................  58      1992        Federal Express; GTE;
  Mr. Manatt is a partner in the law firm of                            Castle & Cooke Homes
  Manatt, Phelps & Phillips, of which he was a
  founder in 1964. Mr. Manatt served as Chairman
  of the Democratic Party from 1981 to 1985.
MILAN PANIC (e)...................................  65      1960
  Mr. Panic, the founder of ICN, has been Chairman
  of the Board, Chief Executive Officer and
  President of ICN since its inception in 1960;
  except for a leave of absence from July 14, 1992
  to March 4, 1993 while he was serving as Prime
  Minister of Yugoslavia and a leave of absence
  from October 1979 to June 1980. Mr. Panic served
  as Chairman of the Board and Chief Executive
  Officer of SPI, Viratek and Biomedicals from
  their respective inceptions (except for such
  leaves of absence), and he may be deemed to be a
  "control person" of the Company.

                                                             YEAR
                                                           COMMENCED
                                                          SERVING AS
                                                          DIRECTOR OF   OTHER CORPORATE
NAME AND PRINCIPAL OCCUPATION                       AGE   THE COMPANY   DIRECTORSHIPS
--------------------------------------------------  ---   -----------   -------------------------
MICHAEL SMITH, PH.D. (d)..........................  62      1994
  Dr. Smith is Director of the Biomedical Research
  Center, a privately funded research institute at
  the University of British Columbia. In 1993, Dr.
  Smith received the Nobel Prize in Chemistry. He
  has been a career investigator of the Medical
  Research Council of Canada since 1979 and is a
  member of the American Endocrine Society.

---------------
(a)  Member of the Compensation and Benefits Committee

(b)  Member of the Audit Committee

(c)  Member of the Finance Committee

(d)  Member of the Science and Technology Committee

(e)  Member of the Executive Committee

(f)  Member of the Communications Committee

(g)  Member of the Corporate Governance Committee

     None of the directors are related by blood or marriage to one another or to an executive officer of the Company.

     In May 1991, Old ICN completed a civil settlement with the U.S. Justice Department regarding a grand jury investigation initiated in September 1988. The grand jury investigation, in which Old ICN and its subsidiaries were targets, generally related to compliance by Old ICN and its subsidiaries with applicable Food and Drug Administration ("FDA") statutes and regulations concerning the marketing and sale of Virazole(R). In settling the matter, Old ICN entered into a civil consent decree whereby it neither admitted nor denied any violations of FDA statutes and regulations. In addition, Old ICN agreed to abide by all FDA laws and regulations in the future and to pay $400,000 and to reimburse the FDA $200,000 for administrative costs. On October 7, 1991, Old ICN, Viratek, Milan Panic, as Chairman of the Board, President and Chief Executive Officer of Old ICN and Dr. Weldon B. Jolley, a director of Old ICN, entered into a settlement agreement in the form of a Consent Decree with the SEC, ending the investigation of Old ICN and its subsidiaries which began in 1987 and generally concerned Old ICN disclosures in 1986 and 1987 relating to the safety and efficacy of Virazole(R) in treating certain AIDS-related conditions. Without admitting or denying any violations of the securities laws, Old ICN, Viratek and the individuals agreed not to violate securities laws in the future (which obligations were assumed by ICN in the Merger.)

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors has a standing Executive Committee, Audit Committee, Finance Committee, Science and Technology Committee, Compensation and Benefits Committee and Corporate Governance Committee but does not have a standing nominating committee.

     The members of the Executive Committee are Messrs. Panic and Moses, and Dr.
R. Smith. This Committee is empowered to act upon any matter for the Board of Directors, other than matters which may not be delegated under Delaware law. Subsequent to the Merger, the Executive Committee did not meet during the year ended December 31, 1994.

     The current members of the Audit Committee, which held one meeting after the consummation of the Merger and prior to December 31, 1994, are Messrs. Starr and Lenagh. Its functions include recommending to the Board of Directors the selection of the Company's independent public accountants and reviewing with such accountants the plan and results of their audit, the scope and results of the Company's internal audit procedures and the adequacy of the Company's systems of internal accounting controls. In addition, the Audit Committee reviews the independence of the independent public accountants and reviews the fees for audit and non-audit services rendered to the Company by its independent public accountants.

     The Compensation and Benefits Committee recommends to the Board of Directors the compensation and benefits for senior management and directors, including the grant of stock options. The current members of this Committee are Messrs. Barker, Bayh, Charles and Moses. This Committee held two meetings after the consummation of the Merger and prior to December 31, 1994.

     The Corporate Governance Committee was formed in July of 1995. The first organizational meeting of the Committee is scheduled for October, 1995. Mr. Manatt is serving as Chairman of the Committee. The additional members will be elected at the Organizational Meeting of the Board immediately following the Annual Meeting.

     The Finance Committee oversees investment and commercial banking issues and investment guidelines. The current members of this Committee are Messrs. Barker, Hanson, Kurz, Manatt and Lenagh. This Committee did not meet after the consummation of the Merger and prior to December 31, 1994.

     The Science and Technology Committee formulates and oversees the scientific and technology policy of the Company. The current members of this Committee are Drs. Guillemin, M. Smith, R. Smith, Jolley and Knight. This Committee did not meet after the consummation of the Merger and prior to December 31, 1994.

     A Special Committee (the "Committee") was formed in February, 1995 to review certain issues of concern to the stockholders of the Company, including the review of trading by executives of the Company and issues surrounding the timely disclosure of information received from the FDA regarding the Company's New Drug Application for the use of Virazole in the treatment of chronic hepatitis C. The Committee completed its investigation in April, 1995 and upon completion of its assignment has been dissolved.

     After the consummation of the Merger, and prior to December 31, 1994, the Board of Directors met one time and all of the Board attended except Messrs. Bayh, Guillemin, Lenagh, Kurz, Manatt, Miscoll, M. Smith and Starr.

     Dr. Vernon Knight and Mr. James P. Miscoll resigned from the Board of Directors during 1995. Mr. Robert H. Finch died on October 10, 1995.

                     OWNERSHIP OF THE COMPANY'S SECURITIES

PRINCIPAL STOCKHOLDER

     As of October 13, 1995, the following stockholder was known to management to be the beneficial owner of more than 5% of the outstanding shares:

                        NAME AND ADDRESS                  NUMBER OF SHARES    PERCENT OF CLASS
                      OF BENEFICIAL OWNER                BENEFICIALLY OWNED    OUTSTANDING(1)
          --------------------------------------------   ------------------   ----------------
          Heartland Advisors, Inc.(2)                         2,866,457          10.6%
          Heartland Group, Inc.
          790 North Milwaukee Street
          Milwaukee, WI 53202

------------------

(1) Total outstanding Shares for purposes of this table include 27,042,047 shares outstanding on July 15, 1995.

(2) As reported on Form 13G filed with the Securities and Exchange Commission (the "Commission"), 2,866,457 Shares may be deemed beneficially owned within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") by Heartland Advisors (which includes 2,040,000 shares which may also be deemed beneficially owned by Heartland Group Inc.)

OWNERSHIP BY MANAGEMENT

     The following table sets forth, as of October 13, 1995, certain information regarding the beneficial ownership of Shares, including the percent of shares owned beneficially by each Executive Officer and all directors and executive officers of ICN as a group:

                                                              NUMBER OF SHARES
                                                               AND NATURE OF
                                                            BENEFICIAL OWNERSHIP       PERCENTAGE
                  IDENTITY OF OWNER OR GROUP                  OF ICN SHARES(1)          OF CLASS
    ------------------------------------------------------  --------------------       ----------
    Norman Barker, Jr.....................................           33,607(3)             (2)
    Birch E. Bayh, Jr.....................................           19,474(4)             (2)
    Alan F. Charles.......................................            9,705(5)             (2)
    Roger Guillemin, M.D., Ph.D...........................           44,475(6)             (2)
    Adam Jerney...........................................          490,300(7)            1.59%
    Weldon B. Jolley, Ph.D................................          142,343(8)             (2)
    Dale M. Hanson........................................                0
    Jean-Francois Kurz....................................            2,833(9)             (2)
    Thomas H. Lenagh......................................            7,099(10)            (2)
    Charles T. Manatt.....................................           15,544(11)            (2)
    Stephen D. Moses......................................           14,532(12)            (2)
    Milan Panic...........................................        1,245,734(13)           4.04%
    Michael Smith, Ph.D...................................            1,363(14)            (2)
    Roberts A. Smith, Ph.D................................          141,797(15)            (2)
    Richard W. Starr......................................           25,301(16)            (2)
    John E. Giordani......................................           77,567(17)            (2)
    Bill A. MacDonald.....................................           92,426(18)            (2)
    David C. Watt.........................................           84,677(19)            (2)
    Jack Sholl............................................           53,412(20)            (2)
    John Julian...........................................           19,978(21)            (2)
    Directors and executive officers of the
      Company as a group (20 persons).....................        2,522,167(22)           8.19%

---------------
 (1) Except as indicated otherwise in the following notes, Shares shown as beneficially owned are those as to which the named persons possess sole voting and investment power. However, under the laws of California and certain other states, personal property owned by a married person may be community property which either spouse may manage and control, and the Company has no information as to whether any shares shown in this table are subject to community property laws.

 (2) Less than 1%

 (3) Includes 30,886 Shares which Mr. Barker has the right to acquire upon the exercise of currently exercisable stock options.

 (4) Includes 19,474 Shares which Mr. Bayh has the right to acquire upon the exercise of currently exercisable stock options.

 (5) Includes 8,885 Shares which Mr. Charles has the right to acquire upon the exercise of currently exercisable stock options.

 (6) Includes 43,930 Shares which Dr. Guillemin has the right to acquire upon the exercise of currently exercisable stock options.

 (7) Includes 424,235 Shares which Mr. Jerney has the right to acquire upon the exercise of currently exercisable stock options.

 (8) Includes 110,431 Shares which Dr. Jolley has the right to acquire upon the exercise of currently exercisable stock options.

 (9) Includes 2,833 Shares which Mr. Kurz has the right to acquire upon the exercise of currently exercisable stock options.

(10) Includes 2,833 Shares which Mr. Lenagh has the right to acquire upon the exercise of currently exercisable stock options.

(11) Includes 14,532 Shares which Mr. Manatt has the right to acquire upon the exercise of currently exercisable stock options.

(12) Includes 14,532 Shares which Mr. Moses has the right to acquire upon the exercise of currently exercisable stock options.

(13) Includes 992,946 Shares which Mr. Panic has the right to acquire upon the exercise of currently exercisable stock options.

(14) Includes 1,363 Shares which Dr. Michael Smith has the right to acquire upon the exercise of currently exercisable stock options.

(15) Includes 105,230 Shares which Dr. Roberts A. Smith has the right to acquire upon the exercise of currently exercisable stock options.

(16) Includes 17,730 Shares which Mr. Starr has the right to acquire upon the exercise of currently exercisable stock options.

(17) Includes 77,566 Shares which Mr. Giordani has the right to acquire upon the exercise of currently exercisable stock options.

(18) Includes 90,074 Shares which Mr. MacDonald has the right to acquire upon the exercise of currently exercisable stock options.

(19) Includes 82,706 Shares which Mr. Watt has the right to acquire upon the exercise of currently exercisable stock options.

(20) Includes 50,326 Shares which Mr. Sholl has the right to acquire upon the exercise of currently exercisable stock options.

(21) Includes 19,978 Shares which Mr. Julian has the right to acquire upon the exercise of currently exercisable stock options.

(22) Includes 2,110,490 Shares which certain directors and officers have the right to acquire upon the exercise of currently exercisable stock options.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act requires ICN's officers and directors, and persons who own more than ten percent of a registered class of ICN's equity securities, to file reports of ownership and changes in ownership with the Commission and the New York Stock Exchange. Such officers, directors and shareholders are required by Commission regulation to furnish ICN with copies of all Section 16(a) forms they file.

     Based on its review of the copies of such forms received by ICN, or written representations from certain reporting persons that no Forms 5 were required for those persons, ICN believes that during fiscal year 1994 all filing requirements applicable to its officers, directors and ten percent beneficial owners were timely satisfied.

                   EXECUTIVE COMPENSATION AND RELATED MATTERS

SUMMARY COMPENSATION TABLE

     The following table sets forth the annual and long-term compensation awarded to, earned by, or paid to the Chief Executive Officer and the four most highly paid executive officers of ICN (based upon salary and bonus earned during 1994), for services rendered to the Predecessor Companies and ICN in all capacities during the twelve months ended December 31, 1994, 1993 and 1992.

                           SUMMARY COMPENSATION TABLE

                              ANNUAL COMPENSATION

                                                                               LONG TERM
                                                                             COMPENSATION
                                                                              AND AWARDS
                                                                 OTHER       -------------
         NAME AND                                                ANNUAL       SECURITIES        ALL OTHER
    PRINCIPAL POSITION                 ANNUAL                 COMPENSATION    UNDERLYING       COMPENSATION
     WITH THE COMPANY        YEAR     SALARY($)   BONUS          ($)(1)       OPTIONS (2)         ($)(3)
---------------------------  -----    --------  ---------     ------------   -------------     ------------
Milan Panic                   1994     535,000    195,626                       702,600(4)        70,603(5)
  Chairman, President         1993     535,000         --                        60,000(4)        49,245(5)
  and Chief Executive
     Officer                  1992     535,000  5,675,000                       900,000(4)        49,041(5)
Adam Jerney                   1994     380,000    146,719                       212,415(6)        60,741(7)
  Executive Vice              1993     380,000     38,100                       150,000(6)        18,730(7)
  President -- Chief          1992     321,821    370,000(8)                    450,000(6)        20,268(7)
  Operating Officer
Bill A. MacDonald             1994     200,000     96,671                       105,520(9)        16,860
  Executive Vice              1993     200,000         --                       125,000(9)        13,496
  President Corporate         1992     168,322     90,000(8)                     30,000(9)        15,125
  Development
John E. Giordani              1994     225,195     96,671                        55,000(10)       32,045
  Executive Vice              1993     225,195         --                        65,000(10)       38,886
  President Chief             1992     210,472     90,000(8)                     30,000(10)       25,778
  Financial Officer and
  Corporate Controller
Nils Johannesson              1994     210,000    101,671                        85,520(11)        1,517
  Former Executive Vice       1993     193,333      6,667                        15,000(11)           --
  President                   1992     120,697     74,480(8)                     15,000(11)           --

---------------

(1) Unless otherwise indicated, with respect to any individual named in the above table, the aggregate amount of perquisites and other personal benefits, securities or property was less than either $50,000 or 10% of the total annual salary and bonus reported for the named executive officer.

(2) Includes grants of options to purchase shares of common stock of Old ICN ("Old ICN common stock"), common stock of SPI ("SPI common stock")(adjusted for stock dividend after the grant date and prior to the Merger), common stock of Viratek ("Viratek common stock") and common stock of Biomedicals ("Biomedicals common stock").

(3) Except where otherwise indicated, the amounts in this column represent matching contributions to ICN's 401(K) plan, amounts accrued under an executive deferral plan and medical benefits and medical and life insurance premiums.

(4) Mr. Panic was granted options to purchase the following shares of Old ICN common stock, SPI common stock, Viratek common stock and Biomedicals common stock.

                                                OLD ICN       SPI     BIOMEDICALS     VIRATEK
                                                -------     -------   -----------     -------
        1994................................    300,000     202,600     200,000            --
        1993................................         --          --          --        60,000
        1992................................         --     400,000     200,000       300,000

     As a result of the Merger, these options represent the right to purchase 465,482 Shares.

(5) In 1994, the $70,603 of "All Other Compensation" consists of the following: legal $23,835, accounting $34,045, executive medical $6,107 and life insurance $6,616. All other compensation also includes $70,603, $39,262 and $38,242 for miscellaneous fringe benefits in 1994, 1993 and 1992, respectively. For the three years ended December 31, 1994, Mr. Panic realized $7,498,500, $4,771,220 and $1,461,306 on the exercise of stock options for Old ICN, SPI, and Viratek common stock, respectively. These stock option gains are not reflected in the "All Other Compensation" column.

(6) Mr. Jerney was granted options to purchase the following shares of Old ICN common stock, SPI common stock (adjusted for stock dividend after the grant date and prior to the Merger), Viratek common stock and Biomedicals common stock:

                                                  ICN         SPI     BIOMEDICALS     VIRATEK
                                                -------     -------   -----------     -------
        1994................................     50,000      50,650      50,000        61,765
        1993................................     50,000      50,000      50,000            --
        1992................................    100,000     150,000     100,000       100,000

       As a result of the Merger, these options represent the right to purchase 115,722 Shares.

(7) In 1994, the $60,741 is further broken out as follows: accounting-tax $27,871, deferred compensation interest $16,928, executive medical $8,523; 401K employee contribution $4,620, tennis club $415, and life insurance $2,384. For the three years ended December 31, 1994, Mr. Jerney realized $372,795 and $894,569 on the exercise of stock option for Old ICN and SPI common stock, respectively. These stock option gains are not reflected in the "All Other Compensation" column.

(8) Includes 1991 performance bonus paid in 1992 on the completion of the acquisition by SPI of its interest in ICN Galenika d. d. (the "Galenika transaction") and the early payment of the 1992 performance bonus in anticipation of the increase in federal income tax rates (which bonus would have ordinarily been paid in 1993).

(9) Mr. MacDonald was granted options to purchase the following shares of Old ICN common stock, SPI common stock (adjusted for stock dividend after the grant date and prior to the Merger), Viratek common stock and Biomedicals common stock:

                                                OLD ICN       SPI     BIOMEDICALS     VIRATEK
                                                -------     -------   -----------     -------
        1994................................     25,000      40,520      10,000        30,000
        1993................................     25,000      40,000      10,000        50,000
        1992................................         --      30,000          --            --

       As a result of the Merger, these options represent the right to purchase 65,552 Shares.

(10) Mr. Giordani was granted options to purchase the following shares of Old ICN common stock, SPI common stock (adjusted for stock dividend after the grant date and prior to the Merger), Viratek common stock and Biomedicals common stock:

                                                OLD ICN       SPI     BIOMEDICALS     VIRATEK
                                                -------     -------   -----------     -------
        1994................................     25,000          --      10,000        20,000
        1993................................     25,000          --      10,000        30,000
        1992................................         --      30,000          --            --

       As a result of the Merger, these options represent the right to purchase 22,179 Shares.

(11) Dr. Johannesson has granted options to purchase the following shares of Old ICN common stock, SPI common stock (adjusted for stock dividend after the grant date and prior to the Merger), Viratek common stock and Biomedicals common stock:

                                                OLD ICN       SPI     BIOMEDICALS     VIRATEK
                                                -------     -------   -----------     -------
        1994................................     25,000      40,520      20,000         --
        1993................................      --          --         15,000         --
        1992................................      --         15,000      --             --

     As a result of the Merger, these options represent the right to purchase 64,615 Shares.
---------------

     Dr. Johannesson resigned from the Company effective December 31, 1995.

     In January 1995, the Company advanced Milan Panic $1,406,682, in regards to tax matters relating to the exercise of stock options. The advance, plus accrued interest at Bank of America's Reference Rate thereon, was fully paid by March, 1995 with cash of $1,271,013 and Shares having a market value at the time of $147,183.

     In July 1992, Milan Panic, then Chairman of the Board, President and Chief Executive Officer of Old ICN and also occupying similar positions with SPI, Viratek and Biomedicals, with the approval of Old ICN's Board of Directors, became Prime Minister of Yugoslavia and was granted a paid leave of absence from all duties to Old ICN while retaining his title as Chairman of the Board. Mr. Panic and Old ICN entered into a Leave of Absence and Reemployment Agreement which contained mutual obligations, requiring, among other things, that Old ICN reemploy Mr. Panic and that Mr. Panic return to his previous positions with Old ICN. Mr. Panic was succeeded as Prime Minister on March 4, 1993, and pursuant to the Leave of Absence and Reemployment Agreement, returned to his duties at Old ICN.

     In addition to the salaries of Mr. Panic and certain Old ICN employees assisting him during his leave of absence, Old ICN and Mr. Panic incurred certain other expenses in connection with Mr. Panic's transition to and return from his leave of absence. Old ICN retained a then recently retired member of the California Superior Court to review all such expenses to determine whether such expenses represented a valid expense of the Company. The Judge prepared a report for the Audit Committees of Old ICN and SPI that indicated that these costs represented costs of Old ICN and SPI. Such report was reviewed and approved by these Audit Committees.

     Mr. Panic reimbursed Old ICN certain withholding taxes due as of December 31, 1992, previously advanced by Old ICN, in connection with the exercise of stock options, in the amount of $1,351,000. Mr. Panic paid these amounts in 1993, in the form of cash in the amount of $678,000 and Viratek common stock in the amount of $776,000 valued at fair market value.

     On April 1, 1992, the Board of Directors granted Mr. Panic a bonus of 200,000 shares of SPI common stock for his extraordinary efforts in completing the Galenika transaction. The value of these shares at the date of grant was $5,375,000. Mr. Panic sold the shares during 1993 for a realized value of $4,005,223. Additionally, in 1993, Mr. Panic realized $1,881,250 and $1,853,000 on other sales of shares of Old ICN common stock and SPI common stock, respectively.

OPTION GRANTS

     Pre-Merger Option Grant Information

     The following table sets forth information with respect to options to purchase shares of Old ICN common stock, SPI common stock, Viratek common stock and Biomedicals common stock granted in 1994 (adjusted for stock dividends occurring following grant and prior to the Merger) to the executive officers named in the Summary Compensation Table. None of the named executive officers were granted options to purchase shares following the Consumation of Merger through December 31, 1994.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                              NUMBERS OF        PERCENT OF
                                              SECURITIES      TOTAL OPTIONS
                                              UNDERLYING        GRANTED TO                                GRANT DATE
                                                OPTIONS         EMPLOYEES        EXERCISE    EXPIRATION    PRESENT
            NAME                COMPANY         GRANTED       IN FISCAL YEAR      PRICE       DATE(1)      VALUE(2)
----------------------------  -----------     -----------     --------------     -------     ----------   ----------
Milan Panic.................  Old ICN           300,000            43.1%         $ 9.375       4/28/04    $2,181,000
                              SPI               202,600            24.6%          15.424       4/28/04     2,139,456
                              Viratek           200,000            38.5%           9.750       4/27/04     1,676,000
Adam Jerney.................  Old ICN            50,000             7.2%           9.375       4/28/04       363,300
                              SPI                50,650             6.1%          15.424       4/28/04       534,864
                              Viratek            50,000             9.6%           9.750       4/27/04       419,000
                              Biomedicals        61,765            26.1%           4.250       1/11/04       183,442
Bill A. MacDonald...........  Old ICN            25,000             3.6%           9.375       4/28/04       181,750
                              SPI                40,520             4.9%          15.424       4/28/04       427,891
                              Viratek            10,000             1.9%           9.750       4/27/04        83,800
                              Biomedicals        30,000            12.7%           4.250       1/06/04        89,100
John E. Giordani............  Old ICN            25,000             3.6%           9.375       4/28/04       181,750
                              Viratek            10,000             1.9%           9.750       4/27/04        93,800
                              Biomedicals        20,000             8.4%           4.250       1/06/04        59,400
Nils Johannesson............  Old ICN            25,000             3.6%           9.375       4/28/04       109,050
                              SPI                40,520             4.9%          15.424       4/28/04       427,880
                              Viratek            20,000             3.8%           9.750       4/27/04       167,600

---------------

(1) The options granted have ten year terms. The options vest according to the following schedule: 25% on the first anniversary of the date of grant and 25% on each of the next succeeding three anniversary dates of the grant date. The options were granted with an exercise price equal to the fair market value of the underlying shares on the date of grant.

(2) Based on the Black-Scholes option pricing model adapted for use in valuing executive stock options. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The estimated values under that model are based on arbitrary assumptions as to variables such as interest rates, stock price volatility and future dividend yield.

     Post Merger Converted Option Grant Information

     The following table sets forth information, expressed in Shares, with respect to options to purchase shares of Old ICN Common Stock, SPI Common Stock, Viratek Common Stock and Biomedicals Common Stock granted in 1994 (which grants are described above in the Option Grants in Last Fiscal Year table under the heading Pre-Merger Options Granted Information), adjusted for a stock dividend occurring after grant through December 31, 1994:

                       OPTION GRANTS IN LAST FISCAL YEAR
                             (EXPRESSED IN SHARES)

                                                        PERCENT OF
                                          NUMBERS OF   TOTAL OPTIONS
                                          SECURITIES    GRANTED TO
                                          UNDERLYING     EMPLOYEES                            GRANT DATE
                                           OPTIONS       IN FISCAL     EXERCISE     EXPIRATION  PRESENT
           NAME               COMPANY      GRANTED         YEAR         PRICE       DATE(1)    VALUE(2)
--------------------------  -----------   ----------   -------------   --------     -------   ----------
Milan Panic...............  Old ICN          156,794        43.1%      $17.9374     4/28/04   $2,181,000
                            SPI              206,813        24.6%       15.1102     4/28/04    2,139,456
                            Viratek          101,875        38.5%       19.1410     4/27/04    1,676,000
                                            ========                                           =========
Total ICN.................                   465,482                                           5,996,456
                                            ========                                           =========
Adam Jerney...............  Old ICN           26,131         7.2%       17.9394     4/28/04      363,300
                            SPI               51,703         6.1%       15.1102     4/28/04      534,864
                            Viratek           25,468         9.6%       19.1410     4/27/04      419,000
                            Biomedicals       12,420        26.1%       21.1340     1/11/04      183,442
                                            ========                                           =========
Total ICN.................                   115,722                                           1,500,806
                                            ========                                           =========
Bill A. MacDonald.........  Old ICN           13,065         3.6%       17.9374     4/28/04      181,750
                            SPI               41,362         4.9%       15.1102     4/28/04      427,891
                            Viratek            5,093         1.9%       19.1410     4/27/04       83,800
                            Biomedicals        6,032        12.7%       21.1340     1/06/04       89,100
                                            ========                                           =========
Total ICN.................                    65,552                                             782,541
                                            ========                                           =========
John E. Giordani..........  Old ICN           13,065         3.6%       17.9374     4/28/04      181,750
                            Viratek            5,093         1.9%       19.1410     4/27/04       93,800
                            Biomedicals        4,021         8.4%       21.1340     1/06/04       59,400
                                            ========                                           =========
Total ICN.................                    22,179                                             334,950
                                            ========                                           =========
Nils Johannesson..........  Old ICN           13,065         3.6%       17.9374     4/28/04      109,050
                            SPI               41,361         4.9%       15.1102     4/28/04      427,880
                            Viratek           10,187         3.8%       19.1410     4/27/04      167,600
                                            ========                                           =========
Total ICN.................                    64,613                                             704,530
                                            ========                                           =========

---------------

(1) The options granted have ten year terms. The options vest according to the following schedule: 25% on the first anniversary of the date of grant and 25% on each of the next succeeding three anniversary dates of the grant date. The options were granted with an exercise price equal to the fair market value of the underlying shares on the date of grant.

(2) Based on the Black-Scholes option pricing model adapted for use in valuing executive stock options. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The estimated values under that model are based on arbitrary assumptions as to variables such as interest rates, stock price volatility and future dividend yield.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information regarding (i) stock option exercises by the executive officers named in the Summary Compensation Table with respect to options to purchase shares of SPI common stock (no exercises were made with respect to options to purchase Shares of Old ICN Common Stock, Viratek common stock or Biomedicals common stock during 1994, and (ii) unexercised stock options to purchase Shares held by these officers at December 31, 1994:

                          AGGREGATED OPTION EXERCISES
                  IN 1994 AND DECEMBER 31, 1994 OPTION VALUES

                                                                 NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                       SHARES                    SECURITIES UNDERLYING        IN-THE-MONEY OPTIONS AT
                                      ACQUIRED                    OPTIONS AT 12/31/94             AT 12/31/94(2)
                                         ON       VALUE       ---------------------------   ---------------------------
           NAME             COMPANY   EXERCISE   REALIZED     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
--------------------------  -------   --------   --------     -----------   -------------   -----------   -------------
Milan Panic                  ICN        --       $  --          836,184        530,435       $2,715,958     $ 451,298
Adam Jerney                  ICN        --          --          337,877        344,829        1,526,959     1,131,117
Bill A. MacDonald            ICN        --          --           72,124        344,829        1,526,959       324,609
John E. Giordani             ICN        --          --           60,287         48,236          150,334        51,687
                             SPI        7,155      79,329(1)     --             --              --            --
Nils Johannesson             ICN        --          --           28,678         60,988            7,540         7,539

---------------

(1) Difference between the fair market value of the SPI common stock at the date of exercise and the exercise price

(2) Difference between the fair market value of the Shares as of the close of trading on December 31, 1994 and the exercise price.

COMPENSATION OF DIRECTORS OF ICN

     Members of the Board of Directors of ICN, other than employees, are paid an annual fee of $22,000, payable quarterly, plus a fee of $500 for every Board meeting attended and an additional fee of $500 for every committee meeting attended, and are reimbursed for their out-of-pocket expenses in attending meetings. During 1994, Mr. Bayh, or the firm with which he is affiliated, received legal or consulting fees from ICN (including the Predecessor Companies) in the amount of $80,688. Dr. Guillemin received $94,000 from SPI for consulting services rendered. Dr. M. Smith received $28,000 in 1994 from ICN (including the Predecessor Companies) for consulting services rendered. In addition, non-employee directors on the first business day following each annual meeting of stockholders are granted options to purchase 10,000 Shares.

CERTAIN EMPLOYMENT AGREEMENTS

     On March 18, 1993, the Board of Directors of Old ICN adopted Employment Agreements ("Employment Agreements") which contained "Change in Control" benefits for six then current key senior executive officers of Old ICN. The executives include Messrs. Jerney, Giordani, MacDonald and Watt, then officers of Old ICN, and Messrs. Phillips and Sholl, then officers of SPI. The Employment Agreements were assumed by New ICN in connection with the Merger. Mr. Phillips retired from the Company in May, 1995 and his contract terminated. In addition, the Company entered into an Employment Contract in May, 1995 with John Julian, Senior Vice President, containing identical provisions to the "Employment Agreements."

     The Employment Agreements are intended to retain the services of these executives and provide for continuity of management in the event of any actual or threatened Change in Control. Each agreement has an initial term ending March 30, 1996 and is automatically extended for one year terms each year thereafter unless either the executive or ICN elects not to extend it (provided that any notice by ICN not to extend the agreement cannot cause the agreement to be terminated prior to the expiration of the third anniversary of the date of any Change in Control). These Employment Agreements provide that each executive shall receive severance benefits equal to three times salary and bonus (and certain other benefits) if the executive's employment is terminated without cause, if the executive terminates employment for certain enumerated reasons (including a Change in Control of ICN significant reduction in the executive's compensation, duties, title or reporting responsibilities or a change in the executive's job location), or the executive leaves ICN for any reason or without reason during a sixty day period commencing six months after the Change in Control. The executive is under no obligation to mitigate amounts payable under the Employment Agreements.

     For purposes of the Employment Agreements, a "Change in Control" means any of the following events: (i) the acquisition (other than from ICN) by any person, subject to certain exceptions, of beneficial ownership, directly or indirectly, of 20% or more of the combined voting power of ICN's then outstanding voting securities; (ii) the existing Board of Directors cease for any reason to constitute at least two-thirds of the Board, unless the election, or nomination for election by ICN's stockholders, of any new director was approved by a vote of at least two-thirds of the existing Board of Directors; or
(iii) approval by stockholders of ICN of (a) a merger or consolidation involving ICN if the stockholders of ICN, immediately before such merger or consolidation, do not, as a result of such merger or consolidation, own, directly or indirectly, more than 80% of the combined voting power of the then outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of ICN outstanding immediately before such merger or consolidation, or (b) a complete liquidation or dissolution of ICN or an agreement for the sale or other disposition of all or substantially all of the assets of ICN. Removal of ICN's Board of Directors would also constitute a Change in Control under the Employment Agreements. If the employment of such key senior executives is terminated under any of the circumstances described above, the executives would be entitled to receive the following amounts (based upon present compensation): Adam Jerney $2,092,623; John Giordani $1,238,277; Bill MacDonald $1,179,486; David Watt $935,955 and John Julian $900,000. In addition, the vesting of certain options granted to the executives would be accelerated. The value of the accelerated options would depend upon the market price of the shares at that time.

     In connection with the Merger, each of the senior executives executed an agreement waiving the effect under the Employment Agreements of any Change in Control which may have been deemed to have arisen as a result of the Merger.

PANIC EMPLOYMENT AGREEMENT

     Old ICN and Milan Panic entered into an Employment Agreement effective October 1, 1988, which, as amended and extended, terminates on September 30, 1998 (the "Panic Employment Agreement"). The base amount of salary for Mr. Panic was determined by the Compensation Committee of the Board of Directors of Old ICN in 1988. In setting the base amount, the Compensation Committee took into consideration Mr. Panic's then- current base salary, the base salaries of chief executives of companies of similar scope and complexity and the Compensation Committee's desire to retain Mr. Panic's services, given his role as founder of Old ICN. Upon consummation of the Merger, the Panic Employment Agreement was assumed by ICN. The Panic Employment Agreement provides for an annual salary, currently $535,000, with an annual 7% increase payable under certain circumstances. The Panic Employment Agreement provides that during the period of his employment, Mr. Panic will not engage in businesses competitive with ICN without the approval of the Board of Directors. Under the Panic Employment Agreement, Mr. Panic agreed to waive and eliminate retirement benefits contained in his prior employment contract with ICN. Instead, Mr. Panic may, at his option, retire upon termination of the Panic Employment Agreement.

     Upon retirement, Mr. Panic has agreed to provide consulting services to ICN for $120,000 per year, which amount is subject to annual cost-of-living adjustments from the base year of 1967 until the date of retirement not to exceed his salary at the date of retirement (currently estimated to be in excess of $535,000 per year, as adjusted). Mr. Panic's agreement to provide consulting services to ICN is a lifetime agreement. The consulting fee shall not at any time exceed the highest annual compensation, as adjusted, paid to Mr. Panic during his employment by ICN. Upon Mr. Panic's retirement, the consulting fee shall not be subject to further cost-of-living adjustments. The Panic Employment Agreement includes a severance compensation provision in the event of a Change in Control of ICN. The Panic Employment Agreement provides that if within two years after a Change in Control of ICN, Mr. Panic's employment with ICN is terminated, except as a result of death, disability or illness, or if Mr. Panic leaves the employ of ICN within such two-year period, then Mr. Panic will receive as severance compensation, five times his annual salary, as adjusted, and Mr. Panic will be deemed to have retired and will receive the same consulting fees to which he would otherwise have been entitled under the Panic Employment Agreement. A Change in Control of ICN would occur, for purposes of the Panic Employment Agreement, if (i) a Change in Control shall occur of a nature which would be required to be reported in response to Item 6(e) of Schedule 14A under the Exchange Act (for purposes of that Item, "control" is defined as the power to direct or cause the direction of the management and policies of ICN, whether through the ownership of voting securities, by contract, or otherwise) unless two-thirds of the Existing Board of Directors, as defined below, decide in their discretion that no Change in Control has occurred for purposes of the agreement; (ii) any person is or becomes the beneficial owner, directly or indirectly, of securities of ICN representing 15% or more of the combined voting power of ICN's then outstanding securities; (iii) the persons constituting the Existing Board of Directors, as defined below, cease for any reason to constitute a majority of ICN's Board of Directors; or (iv) the Shares cease to be registered under the Exchange Act. "Existing Board of Directors" is defined in the Panic Employment Agreement as those persons constituting the Board of Directors at the date of the Panic Employment Agreement, together with each new director whose election or nomination for election by ICN's stockholders was previously approved, or is approved within thirty days of such election or nomination, by a vote of at least two-thirds of the directors in office prior to such person's election as a director. If Mr. Panic's employment is terminated under any of the circumstances described above following such a Change in Control, in addition to the consulting fee as described above, Mr. Panic would be entitled to receive (based upon present compensation) $2,675,000.

     In connection with the Merger, Mr. Panic executed an agreement waiving the effect under the Panic Employment Agreement of any Change in Control which may have been deemed to have arisen as a result of the Merger.

COMPENSATION REPORT

     The Compensation and Benefits Committee ("Committee") is composed of Messrs. Barker, Bayh, Charles and Moses each of whom are an independent non-employee director.

     The following statement made by the members of the Committee shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 and shall not otherwise be deemed filed under such Acts.

  Compensation Philosophy

     The Board of Directors adopts an annual budget and financial plan which incorporates the goals and objectives to be achieved by the Company and the specific operating units. The goals focus on growth in operating income and growth in earnings per share. Each executive is responsible for the performance of his or her unit in relation to the plan. Specific goals and objectives for each executive are reviewed by the executive and his or her supervisor. In reviewing the annual performance which will determine the executive's compensation, the supervisor assesses a performance grade based on the pre-set performance objectives. This assessment is used to determine base salary for the following fiscal year. Eligibility for bonus awards is based on the pre-set performance guidelines and growth in operating income and earnings per share. However, bonuses may be paid even when these objective standards are not met if specific contributions by an employee merit a bonus or the reasons for failure to meet the objective standards are beyond the control of the Company and/or the employee. Stock options are granted based on a program developed for the Company by Towers Perrin, a compensation consulting company. Each individual's base number of options is derived from a formula which ties to their base salary. The Committee may then consider the achievement of individual as well as corporate performance goals in determining the ultimate number of options granted.

     The compensation of executives consists of salary, a bonus plan to reward performance and a long-term incentive stock option program.

  Base Salary

     Salaries are paid within certain grades which are established by the Human Resources Department reviewing data of other like companies in the same industry. The Company reviewed salary surveys prepared by Towers Perrin. These surveys did not state which companies participated in the surveys. The salary levels were in the median of compensation for similar positions. Grades are updated to reflect changes in the marketplace. The salaries of executives are reviewed on an annual basis by supervisory managers and the Committee.

  Bonus Plan

     The Company has adopted an Incentive Bonus Plan which is based on target goals of growth in both operating income and earnings per share. Individual performance goals are compared against the target goals established. Recommendations are made by individual supervisors and approved by the Committee.

  Long-Term Stock Incentive Plans

     Stock options are granted as long range incentives to executives. Options vest over a ten year period. Options are granted at fair market value. The amount of options granted is tied to salary and performance and each grant is evaluated. No grant to executives is automatic.

     The Committee is in the process of implementing a new Long-Term Incentive Plan which will provide that incentive compensation for the Chief Executive Officer and other key senior officers of the Company will be dependent upon the increase in shareholder volume in excess of the S&P 500 Index. This program, which is expected to be implemented prior to December 31, 1995, will replace current stock option and long-term incentive plans.

  Chief Executive Officer Compensation

     The Committee determines the compensation of the Chief Executive Officer based on a number of factors. The goal of the Committee is to grant compensation consistent with compensation granted to other chief executive officers of companies in the same industry. The Chief Executive Officer's compensation is based on an employment agreement with ICN (See "Executive Compensation") comprised of a base salary and a bonus based on the Company's performance. Special one-time bonuses will be paid, at the Committee's discretion, based on special contributions made to the Company. Substantial bonuses are approved by the Board of Directors.

  Internal Revenue Code Section 162(m)

     Section 162(m) of the Code, which was enacted in 1993, generally disallows a federal income tax deduction to any publicly-held corporation for compensation paid in excess of $1 million in any taxable year beginning after January 1, 1994 to the chief executive officer and any of the four other most highly compensated executive officers who are employed by ICN on the last day of the taxable year.
Section 162(m), however, does not disallow a federal income tax deduction for qualified "performance-based compensation," the material terms of which are disclosed to and approved by the stockholders. The application of Section 162(m) is not expected to have a material impact on the federal income tax liability of ICN.

  Compensation Committee Interlocks and Insider Participation

     Bayh Connaughton, Fensterstein & Malone received legal fees in 1994 from ICN (including the Predecessor Companies) for legal services in the amount of $80,688. Mr. Birch E. Bayh, Jr. is a partner in the firm.

                                          Compensation and Benefits Committee

                                          Norman Barker, Jr.
                                          Senator Birch Bayh
                                          Alan F. Charles
                                          Stephen D. Moses

                               PERFORMANCE GRAPH

     The following compares ICN's cumulative total stock return on the Shares with the cumulative return on the Standard & Poor's 500 Stock Index and the 5-Stock Custom Composite Index for the five years ended December 31, 1994. The graph assumes that the value of the investment of Shares in each index as $100 at December 31, 1989 and that all dividends were reinvested. The cumulative total return for the Company is based on an initial investment in SPI (the predecessor for accounting purposes to the Company) on December 31, 1989 (and taking into account the conversion of shares of SPI common stock into Shares in the Merger on November 11, 1994 on a one for one basis).

                            CUMULATIVE TOTAL RETURN
           BASED ON REINVESTMENT OF $100 BEGINNING DECEMBER 31, 1989

                                                                    CUSTOM
                                      ICN                          COMPOSITE
      MEASUREMENT PERIOD         PHARMACEUTI-                      INDEX (5
    (FISCAL YEAR COVERED)          CALS INC.        S&P 500         STOCKS)
DEC-89                               100              100             100
DEC-90                               118               97             129
DEC-91                               524              126             272
DEC-92                               193              136             208
DEC-93                               280              150             158
DEC-94                               355              152             196

The 5-Stock Custom Composite Index includes Allergan Inc., Carter Wallace Inc., Amgen Inc., Forest Labs Inc. -- Class A , and Syntex Corp.

                              CERTAIN TRANSACTIONS

     Under an agreement entered into in 1982 between Old ICN and Baylor College of Medicine ("Baylor"), the employer of Dr. Vernon Knight, a former director of ICN, the Company is required to pay a 2% royalty to Baylor on all sales of Virazole(R) in aerosolized form. Such royalties include $741,000 for 1994 and $346,588 for the first six months of 1995.

     Certain outside directors have provided legal and other consultation services to ICN (including the Predecessor Companies), which amounted to approximately $314,688 during 1994 and $78,000 for the first six months of 1995.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Coopers & Lybrand was selected as the Company's independent public accountants for fiscal 1995. A representative of Coopers & Lybrand will be present at the Annual Meeting and such representative will have an opportunity to make a statement if desired. Further, such representative will be available to respond to appropriate stockholder questions directed to him or her.

                             STOCKHOLDER PROPOSALS

     Any stockholder wishing to submit a proposal for inclusion in the proxy statement for the Company's 1996 Annual Meeting must submit the proposal to the Company so that it is received by the Company at its principal executive offices no later than January 30, 1996.

                                 ANNUAL REPORT

     The Annual Report to Stockholders for the year ended December 31, 1994 (including audited financial statements) is being mailed to stockholders with this Proxy Statement. The Annual Report does not form part of the material for the solicitation of proxies.

                                 MISCELLANEOUS

     The Board of Directors knows of no other matters which are likely to come before the Meeting. If any other matters, of which the Board is not now aware, should properly come before the Annual meeting, it is intended that the person named in the accompanying form of proxy will vote such proxy in accordance with his best judgment on such matters.

                                          By Order of the Board of Directors,

                                          LOGO
                                          MILAN PANIC
                                          Chairman of the Board

Costa Mesa, California
October 17, 1995

THE COMPANY WILL MAIL WITHOUT CHARGE UPON WRITTEN REQUEST A COPY OF ITS MOST RECENT ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO: SECRETARY, ICN PHARMACEUTICALS, INC., 3300 HYLAND AVENUE, COSTA MESA, CALIFORNIA 92626.

                          ICN PHARMACEUTICALS, INC.
               3300 Hyland Avenue, Costa Mesa, California 92626
        Proxy for Annual Meeting of Stockholders on November 10, 1995
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                          ICN PHARMACEUTICALS, INC.

The undersigned hereby appoints Milan Panic and David C. Watt as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of ICN Pharmaceuticals, Inc. (the "Company") held of record by the undersigned on October 17, 1995 at the annual meeting of stockholders to be held at 10:00 a.m. local time on November 10, 1995 or any adjournments or postponements thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no instructions are indicated herein, this proxy will be treated as a grant of authority to vote "FOR" the nominees to the Board of Directors listed on the reverse side of this proxy card.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE NOMINEES TO THE BOARD OF DIRECTORS LISTED BELOW.

                              (Continued and to be signed on the reverse side.)

                                                                | SEE REVERSE |
                                                                |     SIDE    |



1. Election of nominees listed below to the Board of Directors of the company.

     FOR ALL
    NOMINEES
     LISTED       WITHHOLD
     BELOW       AUTHORITY    to vote for nominees below
      [ ]           [ ]          Nominees: Dale M. Hanson, Thomas Lenagh,
                                           Weldon B. Jolley, Roberts A. Smith,
                                           Richard W. Starr.

(Instruction: To withhold authority to vote for any individual nominee(s), write the name(s) of such nominee(s) in the following space):


The Board of Directors of the company recommends that you vote "FOR" the nominees of the board.
--------------------------------------------------------------------------------



                        The undersigned acknowledges receipt of the copy of the Notice of Annual Meeting and Proxy Statement (with all enclosures and attachments) relating to the meeting. THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU SIGN, DATE AND MAIL THE PROXY CARD TODAY.

                        Signature(s)                          Date
                                    --------------------------    --------------

                        Signature(s)                          Date
                                    --------------------------    --------------